Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 14 August 2000, included in uDate.com, Inc.’s Form 10-KSB for the year ended 31 December 2000.

                            /s/ Smith Cooper
                            Derby, England

Date: 18th December 2001